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EXHIBIT 11.1

                           MIDCOM COMMUNICATIONS INC.

           EXHIBIT 11.1 STATEMENT RE: COMPUTATION OF NET LOSS PER SHARE

                                             Three months ended                Six months ended
                                                    June 30,                      June 30,
                                           -------------------------       ------------------------
(In thousands, except per share data)        1997            1996            1997            1996
------------------------------------       ---------       ---------       ---------       ---------
Net loss                                   $(26,229)       $(44,661)       $(45,960)       $(59,161)
                                           --------        --------        --------        --------

Weighted average shares outstanding          15,340          15,445          15,596          15,321
                                           --------        --------        --------        --------

Net loss per share                         $  (1.71)       $  (2.89)       $  (2.95)       $  (3.86)
                                           --------        --------        --------        --------